SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011 (February 14, 2011)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

          On February 15, 2011, we reported our financial and operating results for the three months and year ended December 31, 2010. These results are discussed in the press release attached hereto as Exhibit 99.1, and hereby incorporated by reference in this Item 2.02 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On February 14, 2011, we entered into an amendment to our employment agreement with James E. Meyer, our President, Operations and Sales. The amendment:

•	changes the dates that Mr. Meyer may elect to retire from April 2011 to May 2012;
•	delays a previously scheduled increase in Mr. Meyer’s base salary from May 1, 2012 to June 1, 2012; and
•	eliminates our obligation to offer Mr. Meyer a one-year consulting agreement upon expiration of his employment agreement or upon his retirement.

          Separately, Mr. Meyer has waived the increase in his base salary that was scheduled to take effect on May 1, 2011 under his employment agreement.

          The foregoing description is qualified in its entirety by the First Amendment to the Employment Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference in this Item 5.02 in its entirety.

Item 9.01	Financial Statements and Exhibits

          (d) Exhibits.

          The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

	By:	/s/ Patrick L. Donnelly

Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: February 15, 2011

EXHIBITS

Exhibit	Description of Exhibit

10.1	First Amendment, dated as of February 14, 2011, to the Employment Agreement, dated as of October 14, 2009, between Sirius XM Radio Inc. and James E. Meyer

99.1	Press Release dated February 15, 2011